Exhibit 10.3

AMENDMENT NO. 2

TO THE

IDENTIPHI, INC.

2007 EQUITY INCENTIVE PLAN

Pursuant to Section 13 of the IdentiPHI, Inc. 2007 Equity Incentive Plan (the “Plan”), the Committee has been delegated the right to amend the Plan.

NOW THEREFORE, effective July 29, 2008, the Plan shall be amended as follows:

1.	Section 4.1 shall be deleted in its entirety and the following inserted in its place:

“4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 15,977,380, and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. However, except as adjusted pursuant to Section 4.2, in no event shall the number of shares of Stock cumulatively available for issuance pursuant to the exercise of Incentive Stock Options (the “ISO Share Limit”) exceed 15,977,380. If an outstanding Award for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Award subject to a Company repurchase option and are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Award or such repurchased shares of Stock shall again be available for issuance under the Plan. Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with Section 260.140.45 of Title 10 of the California Code of Regulations (“Section 260.140.45”), the total number of shares of Stock issuable upon the exercise of all outstanding Options (together with options outstanding under any other stock option plan of the Company) and the total number of shares provided for under any stock bonus or similar plan of the Company shall not exceed thirty percent (30%) (or such other higher percentage limitation as may be approved by the stockholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45.”

2.	Except as amended hereby, the Plan, as it has been previously amended, is hereby ratified and approved.